SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))
[X ]	Definitive Information Statement

TEXOLA ENERGY CORPORATION

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:

3.            Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐         Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act

of 1934 as amended

Texola Energy Corporation

4425 Cecile St.,

Pierrefonds, Quebec, Canada H9K 1N1

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to our shareholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of the sale of all the shares of Audiyo, Inc., our wholly-owned subsidiary, in accordance with the terms of a share exchange agreement dated November 16, 2005. This Information Statement is being furnished to the shareholders of record of our common stock, par value $0.001, as determined by our board of directors to be the close of business on November 16, 2005.

Pursuant to a directors’ resolution dated November 16, 2005, our board of directors, with Raymond Li and Patrick Fung abstaining, approved the sale of the Audiyo shares in accordance with the terms of a share exchange agreement dated November 16, 2005, a copy of which is attached to this Information Statement as Exhibit A. Our company thereafter received the written consent from shareholders of our company holding a majority of the outstanding shares of our common stock on November 16, 2005. Upon the expiration of the 20 day period required by Rule 14c and in accordance with the provisions of the Private Corporations Code of the State of Nevada, our company intends to close the share exchange agreement and consummate the sale of the Audiyo shares. The closing of the share exchange agreement will not occur until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Information Statement to our shareholders of record.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the record date.

Our board of directors has fixed the close of business on November 16, 2005 as the record date for determining the holders of our common stock who are entitled to receive this Information Statement. As of November 16, 2005, there were 90,400,000 shares of our common stock issued and outstanding. We anticipate that this Information Statement will be mailed to our shareholders of record on or about November 28, 2005.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE SALE OF ALL THE AUDIYO SHARES HELD BY OUR COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed below, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any person who has been a director or officer of our company at any time since the beginning of our last fiscal year ended December 31, 2004;
2.	any proposed nominee for election as a director of our company; and
3.	any associate or affiliate of any of the foregoing persons.

Raymond Li is currently a director of our company and the beneficial owner of 40,500,000, or approximately 45%, of the shares of our company. Mr. Li entered into the share exchange agreement dated November 16, 2005, with our company, Simon Au and Patrick Fung, whereby our company agreed to sell all of the Audiyo shares to Mr. Li, Mr. Au and Mr. Fung in consideration for: (i) the return and cancellation of all shares of our company held by such individuals; and (ii) the waiver and forgiveness of any outstanding amounts owed by our company to the three individuals. A copy of the share exchange agreement is attached to this Information Statement as Exhibit A.

Additionally, Patrick Fung is currently a director of our company and the beneficial owner of 20,000,000, or approximately 22%, of the shares of our company. Mr. Fung entered into the share exchange agreement dated November 16, 2005 as described above.

Simon Au was a director of our company until his resignation on May 2, 2005. Mr. Au does not currently hold any shares in our company. Mr. Au entered into the share exchange agreement dated November 16, 2005 as described above.

Our board of directors approved the share exchange agreement and the sale of the Audiyo shares contemplated therein pursuant to a directors’ consent resolution dated November 16, 2005. Mr. Li and Mr. Fung disclosed their respective interests by executing a notice of disclosure dated November 16, 2005. The notices are attached to the directors’ resolution of the same date. After disclosing their respective interests, Mr. Li and Mr. Fung abstained from voting on the resolution to approve the sale and the share exchange agreement but consented to the resolutions being passed.

The shareholdings of our directors and officers are set forth below in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, no director has advised that he intends to oppose the sale of the Audiyo shares as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, there were 90,400,000 shares of common stock issued and outstanding, with a par value of $.001 per share, in the capital of our company. Each share of our company’s common stock is entitled to one vote.

The following table sets forth, as of November 16, 2005, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Raymond Li, Director 4425 Cecile St. Pierrefonds, Quebec, Canada H9K 1N1	40,500,000	45%
Patrick Fung, Director 1908-890 Mt. Pleasant Rd. Toronto, Ontario, Canada M4P 2L4	20,000,000	22%
Thornton Donaldson, Director, President, Secretary and Treasurer 206-475 Howe Street Vancouver, British Columbia, Canada V6C 2B3	Nil	Nil
Directors and Executive Officers as a Group	60,500,000	67%

(1)

Based on 90,400,000 shares of common stock issued and outstanding as of November 16, 2005. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock, subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

SALE OF AUDIYO SHARES

To date, our company has not been as successful as hoped in implementing our business plan. As management of our company investigated opportunities and challenges in the business of being an internet-based audio component retailer, management realized that the business did not present the best opportunity for our company to realize value for our shareholders.

On November 18, 2005, our company entered into and closed an assignment agreement with Heartland Oil & Gas Corp. whereby our company acquired all right, title and interest in 23 oil and gas leases covering 5,609 net acres in the State of Kansas in consideration for the payment of US$25,200 to Heartland Oil & Gas. Management believes that the oil and gas business represents a viable business opportunity for our company and from the closing of the assignment agreement, our company intends to focus on the oil and gas business. Accordingly, our company has determined to sell the Audiyo shares and abandon the internet-based audio component business.

The Audio shares were initially acquired by our company from Patrick Fung, Simon Au and Raymond Li pursuant to a share purchase agreement dated December 31, 2003. The Audiyo shares were acquired by our company in consideration for the payment of US$10,000 to the three individuals. Pursuant to the terms of the share purchase agreement dated November 16, 2005, we agreed to sell all of the Audiyo shares back to Mr. Li, Mr. Au and Mr. Fung in exchange for: (i) the return and cancellation of all shares of our company held by such individuals; and (ii) the waiver and forgiveness of any outstanding amounts owed by our company to the three individuals. Currently, Raymond Li holds 40,500,000 shares, or approximately 45%, of the shares of our company and Patrick Fung holds 20,000,000, or approximately 22%, of the shares of our company. Upon the close of the share purchase agreement, our company will cancel 60,500,000 shares of our company.

On November 16, 2005, our board of directors, with Raymond Li and Patrick Fung abstaining, approved the sale of the Audiyo shares in accordance with the provisions of the share exchange agreement dated November 16, 2005. The sale of the Audiyo shares was subject to our company obtaining shareholder approval from a majority of votes entitled to be voted in favor of the sale by written consent or at a duly called meeting of our shareholders and further subject to the closing of the share exchange agreement and the satisfaction of the conditions set out therein.

Our company obtained shareholder approval for the sale of the Audiyo shares by written consent on November 16, 2005, from shareholders holding 60,500,000, or approximately 67%, of the shares of our company. The sale of the Audiyo shares will not become effective until: (i) at least 20 days after we deliver the Information Statement to our shareholders of record; (ii) we file the Information Statement with the Securities and Exchange Commission; and (iii) the closing of the share exchange agreement.

DISSENTERS' RIGHTS

Pursuant to the Private Corporations Code of the State of Nevada, shareholders of our common stock are not entitled to dissenters’ rights of appraisal with respect to the sale of the Audiyo shares.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our company, including financial statements, you may refer to our Form 10-QSB and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission’s EDGAR database located at www.sec.gov or by calling our President, Thornton Donaldson at (518) 865-9978.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Texola Energy Corporation has duly caused this report to be signed by the undersigned hereunto authorized.

December 1, 2005.

TEXOLA ENERGY CORPORATION

By: /s/ Thornton Donaldson

Thornton Donaldson

President, Secretary, Treasurer and Director

Exhibit A

SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 16th day of November, 2005.

AMONG:

TEXOLA ENERGY CORPORATION, a Nevada corporation with offices located at 4425 Cecile, Pierrefonds, Quebec, Canada H9K 1N1

(the “Vendor”)

AND:

RAYMOND LI, a resident of Quebec whose address is 4425 Cecile, Pierrefonds, Quebec, Canada H9K 1N1

AND:

SIMON AU, a resident of Ontario, whose address is 27 Kimberly Court, Richmond Hill, Ontario, Canada L4E 4C6

AND:

PATRICK FUNG, a resident of Ontario, whose address is Apt. 1908, 890 Mt. Pleasant Road, Toronto, Ontario M4P 2L4

(collectively the “Purchasers”)

WITNESSES THAT WHEREAS:

A.                         The Vendor is the registered and beneficial owner of shares in the capital of Audiyo, Inc. (the “Company”), as described in Schedule “A” (the “Shares”); and

B.                          The Vendor has agreed to sell and the Purchasers have agreed to purchase the Shares in consideration of the Purchasers returning any shares of common stock of the Vendor for cancellation and waiving and forgiving any outstanding amounts owed by the Vendor to the Purchasers (the “Outstanding Amounts”) and on the terms and conditions hereinafter set forth;

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree each with the others as follows:

1.	WARRANTIES AND REPRESENTATIONS

1.1                        The Vendor warrants and represents to the Purchasers with the intent that the Purchasers will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

(a)

the Vendor is the registered and beneficial owner of the Shares and the Vendor has no interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of the Company other than the Shares;

(b)	the Shares are validly issued and outstanding as fully paid and non-assessable in the capital of the Company and are free and clear of all liens, charges and encumbrances;
(c)

the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares to the Purchasers; and

(d)

no person, firm, corporation or entity of any kind has or will have on or after the Closing Date any agreement, right or option, consensual or arising by law, present or future, contingent, pre-emptive or absolute, or capable of becoming an agreement, right or option:

(i)

to require the Company to issue any further or other shares in its capital or any other security or interest convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

(ii)	for the issue or allotment of any of the authorized but unissued shares in the capital of the Company;
(iii)	to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company; or
(iv)	to purchase or otherwise acquire any shares in the capital of the Company.

1.2                        The Purchasers warrant and represent to the Vendor with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale herein, the Purchasers have the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth.

2.	PURCHASE AND SALE

2.1                        On the basis of the warranties and representations of the Vendor set forth in clause 1.1 of this Agreement and subject to the terms and conditions of this Agreement, the Purchasers agree to purchase from the Vendor and the Vendor agrees to sell to the Purchasers the Shares on the Closing Date (hereinafter defined).

3.	CONSIDERATION

3.1                        As full and final payment for the Outstanding Amounts, the Vendor will transfer the Shares to the Purchasers and the Purchasers will accept the Shares as full and final payment of the Outstanding Amounts. The Purchasers hereby agree that upon transfer of the Shares by the Vendor in accordance with the provisions of this Agreement, the Outstanding Amounts will be fully satisfied and extinguished, and the Purchasers will remise, release and forever discharge the Vendor and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Outstanding Amounts.

4.	CLOSING DATE

4.1                        The Closing Date is December 19, 2005 or such other date as the parties hereto may agree in writing.

5.	NOTICE

5.1                        Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered, sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy or sent by prepaid registered mail, addressed to the applicable party at its address indicated on the first page of this Agreement or to such other address as any party may specify by notice in writing to the other. Any notice delivered on a Business Day will be deemed conclusively to have been effectively given on the date notice was delivered and any notice given by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed conclusively to have been given on the date of such transmission. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third Business Day after posting, but if at the time of posting or between the time of posting and the fifth Business Day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.	GENERAL PROVISIONS
6.1	Time is of the essence of this Agreement.

6.2                        The parties will execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

6.3                        This Agreement is the whole agreement between the parties hereto in respect of the purchase and sale contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement.

6.4                        This Agreement will enure to the benefit of and be binding upon the parties hereto, and their respective heirs, administrators, executors, successors and assigns.

6.5

This Agreement will be governed by and construed in accordance with the laws of British Columbia, and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of British Columbia in any proceeding hereunder.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed under seal and delivered this 16th day of November, 2005.

SOUND TECHNOLOGY INC.

Per:	/s/ Thornton Donaldson
Name: Thornton Donaldson
	Title:	Director

EXECUTED by RAYMOND LI in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Raymond Li RAYMOND LI

EXECUTED by SIMON AU in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Simon Au SIMON AU

EXECUTED by PATRICK FUNG in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Patrick Fung PATRICK FUNG

SCHEDULE “A”

Class of Shares	No. of Shares
Common Shares	100